Frankly Announces Executive and Board Compensation

SAN FRANCISCO, CA – November 6, 2017 – Frankly Inc. (TSX VENTURE: TLK) (Frankly), a leader in transforming local TV broadcast and media companies by enabling them to publish and monetize their digital content across multiple platforms, announces the following:

CEO, CFO/COO Employment Agreements - Frankly has entered into new employment agreements with its Chief Executive Officer, Steve Chung, and its Chief Financial Officer/Chief Operating Officer, Lou Schwartz. Mr. Chung’s agreement provides for an annual bases salary of US$360,000, increasing to $400,000 upon completion of a strategic transaction with a value in excess of US$5 million, and Mr. Schwartz’s agreement provides for a base salary of US$360,000. The agreements have two-year terms, and provide for, bonuses, severance and other provisions typical in executive employment agreements. In connection with Frankly’s strategic process, Mr. Chung and Mr. Schwartz are participating in a key employee retention plan where they will have the opportunity to receive additional bonuses in an amount up to 100% of their respective base salaries based on the achievement of various milestones.

Board Compensation Plan 2017-2018 – Frankly’s Board of Directors has approved a 2017-18 compensation plan for the Board’s three independent directors: Tom Rogers, Steve Zenz and Choong Sik “Samuel” Hyun to compensate them for their service on the Board and its various independent director committees, and pursuant to that plan, Frankly has made the following grants: Tom Rogers – 60,025 restricted share units (“RSUs”), Steve Zenz – 45,533 RSUs and Samuel Hyun – 35,819 RSUs. The plan covers the period commencing October 1, 2017 and ending on September 30, 2018 and all of the granted RSUs are scheduled to vest by September 30, 2018.

About Frankly

Frankly (TSX VENTURE: TLK) builds an integrated software platform for media companies to create, distribute, analyze and monetize their content across all of their digital properties on web, mobile and TV. Its customers include NBC, ABC, CBS and FOX affiliates. The company is headquartered in San Francisco with major offices in New York. To learn more, visit www.franklyinc.com.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Notice Regarding Forward-Looking Statements

This release includes forward-looking statements regarding Frankly and its business. Forward-looking information is generally identifiable by use of the words “believes,” “may,” “plans,” “will,” “anticipates,” “intends,” “could”, “estimates”, “expects”, “forecasts”, “projects” and similar expressions, and the negative of such expressions. Forward-looking statements in this release include, without limitation, statements relating to the ability of Frankly to help businesses monetize content. Forward-looking events and circumstances discussed in this release may not occur in any expected timeframes or at all. The actual results of circumstances could differ materially from any forward-looking statement as a result of known and unknown risk factors and uncertainties affecting the company.

Forward-looking information is based on assumptions, estimates, analysis and opinions of management that it believes to be relevant and reasonable in light of its experience and perception of trends, current conditions and expected developments, and other circumstances as of the date such statements are made. Although Frankly has attempted to identify important factors that could cause actual results to differ materially from those contained in any forward-looking statement, there may be other factors that cause results not to be as anticipated.

No forward-looking statement can be guaranteed and accordingly, readers should not place undue reliance on forward-looking information. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Frankly undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Company Contact:

Steve Chung, CEO

press@franklyinc.com

Frankly Investor Relations Contact:

Matt Glover or Tom Colton

Liolios Group, Inc.

949-574-3860

TLK@liolios.com